Exhibit 10.2(b)

SECOND AMENDMENT

To That

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

Of

WILLIAM A. GARRETT

This Second Amendment (the “Second Amendment”) to that certain Amended and Restated Employment Agreement effective as of January 1, 2009 by and between Global Aviation Holdings Inc. (formerly Global Aero Logistics Inc.), a Delaware corporation (the “Company”), and William A. Garrett (the “Executive”), is made and entered into as of this 16th day of September 2010 (Global and Executive hereinafter collectively the “Parties”).

WHEREAS, Executive and Company entered into that certain Amended and Restated Employment Agreement effective as of January 1, 2009 (the “Agreement”) which sets forth the terms and conditions for Executive’s continued employment, as amended by that certain First Amendment entered into on the 15th day of December 2009 (the “First Amendment”); and

WHEREAS, the Parties hereto desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Article 5.1, “Annual Base Salary,” is hereby amended, effective as of November 1, 2010, to increase the Executive’s Base Salary from $350,000 to $365,000.

2.             Article 5.10, “Expense Reimbursement,” as previously amended by the First Amendment, is hereby deleted in its entirety and is replaced with:

“5.10       Expense Reimbursement.  The Company shall reimburse Executive for documented out-of-pocket expenses in accordance with Company policy including commuting expenses from the Executive’s home in Virginia.  The Company shall provide Executive a car and housing allowance of up to a maximum of $2,000.00 per month for living and transportation arrangements in Peachtree City, GA.  The benefits provided in this Section shall expire on October 31, 2011.”

3.             Continuing Effect.  Except as otherwise amended hereby, all terms and conditions set forth in the Agreement shall remain in full force and effect and are incorporated by reference herein.  Capitalized terms used but not defined herein shall have the same meaning as in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment effective as of the month, day and year set forth above.

GLOBAL AVIATION HOLDINGS, INC.		EXECUTIVE

By:	/s/ Mark M. McMillin	/s/ William A. Garrett
	Mark M. McMillin	William A. Garrett